Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Technology & Telecommunication Acquisition Corporation (the “Company”) on Form 10-Q for the quarterly period ended August 31, 2026, as filed with the Securities and Exchange Commission (the “Report”), I, Loo See Yuen, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: October 15, 2026
/s/ Loo See Yuen
Loo See Yuen
Chief Executive Officer
(Principal Executive Officer)